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                                                                   EXHIBIT 23.B


                       Consent of McGladrey & Pullen, LLP

As independent public accountants, we hereby consent to the use in the Registration s Statement on Form S-4 relating to the proposed merger of a subsidiary of National City Bancshares, Inc., with and into White County Bank, Carmi, Illinois of our report dated January 18,m 1995, which appears on page 15 of the annual report to stockholders of National City Bancshares, Inc. We also consent to the reference to our Firm under the caption of "Expert" in the Registration Statement.

/s/ McGladrey & Pullen LLP

Champaign, Illinois
March 31, 1995